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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2005

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	0-16379 (Commission File Number)	04-2997780 (IRS Employer Identification No.)
1501 Washington Street, Braintree, Massachusetts 02184-7535 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (781) 849-1800 ext. 4454

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

        On April 4, 2005, the Board of Directors of Clean Harbors, Inc. amended and restated the Company's By-Laws as previously in effect (the "Old By-Laws") through adoption of new By-Laws (the "New By-Laws"). A copy of the New By-Laws is filed as Exhibit 3.4B to this Report. The principal reason for adoption of the New By-Laws was to make the Company's By-Laws conform to certain recent changes in Massachusetts law which resulted from the adoption by the Massachusetts legislature effective July 1, 2004 of the new Massachusetts Business Corporation Act (Chapter 156D of the Massachusetts General Laws) (the "New Act"). There is no requirement that the stockholders approve the New By-Laws. The following summary describes the changes to the Old By-Laws made by the adoption of the New By-Laws. As required by the Old By-Laws and the New Act, the Company's proxy statement for its upcoming annual meeting of shareholders will contain a description of the changes and a copy of the New By-Laws.

        The New By-Laws include revisions to most sections of the Old By-Laws, but most changes are minor. For example, the term "stockholder" is replaced with "shareholder," and the office of "Clerk" is replaced with the office of "Secretary." Only a few of the changes to the Old By-Laws are substantive, and these changes are summarized briefly below:

        1.     Unlike the Old By-Laws, the New By-Laws specify the procedures to be followed by shareholders who wish to make proposals for consideration at shareholder meetings. Article I, Section 4.

        2.     Written proxies executed by shareholders can be effective for up to 11, as opposed to 6, months. Article I, Section 8.

        3.     Shareholders can now take action through written consents signed by less than all of the shareholders provided that (i) such consents are signed by holders of sufficient shares to approve such action by law, the Company's Articles of Organization and the By-Laws, and (ii) notice of the action proposed to be taken by written consent is delivered to all other shareholders at least seven days prior to the action. Article I, Section 10.

        4.     The Board of Directors may now establish a record date for a shareholder meeting up to 70 days prior to the meeting date, rather than 60 days under the Old By-Laws. Article I, Section 11.

        5.     Subject to such procedures as the Board of Directors may adopt, participation in meetings of shareholders may take place by electronic communication. Article I, Sections 12 and 13.

        6.     Unlike the Old By-Laws, the New By-Laws specify the procedures to be followed by shareholders who wish to nominate candidates for election as directors. Article II, Section 2.

        7.     The division of the Board of Directors into three classes, with one of such classes being elected each year, is now stated in the By-Laws. Article II, Section 3. Although the Old By-Laws did not contain this provision, the Company has been subject to this provision since the adoption in 1990 by the Massachusetts Legislature of Section 50A of Chapter 156B of the Massachusetts General Laws, which provision is carried over by the New Act. Under these statutes, this provision is mandatory for all publicly-held business corporations organized under Massachusetts law except (in the case of both the old law and the New Act) for corporations which affirmatively "opt-out" of this requirement by following certain procedures set forth in such statutes.

        8.     Unlike the Old By-Laws, the New By-Laws specify the standards of conduct for directors and for dealing with situations involving conflicts of interest involving directors in a manner consistent with the New Act. Article II, Sections 19 and 20.

        9.     Notices to both directors and shareholders may now be given by electronic communication. Article III.

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        10.   The Company's Board of Directors may now authorize the issuance of stock in consideration of an agreement to provide services, as opposed only to services already performed. Article V, Section 1.

        11.   Unlike the Old By-Laws, the New By-Laws specify the standards applicable to shareholders' rights to inspect corporate documents. Article VI, Sections 2 and 3.

        12.   Unlike the Old By-Laws, the New By-Laws specify the standards and procedures for indemnification of directors and officers of the Company and its subsidiaries in a manner consistent with the New Act, which are more specific than the prior law regarding such standards and procedures. Article VII.

        The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the New By-Laws which are filed as Exhibit 3.4B to this Report.

Item 9.01    Financial Statements and Exhibits

  (c)
  Exhibits

3.4B        Amended and Restated By-Laws of Clean Harbors, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc. (Registrant)
April 6, 2005	/s/ Mark S. Burgess Mark S. Burgess Executive Vice President and Chief Financial Officer

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  Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.
  Item 9.01 Financial Statements and Exhibits
SIGNATURES